Exhibit 99.1

FOR IMMEDIATE RELEASE
July 20, 2016

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE SECOND QUARTER 2016

Earnings Summary
(in thousands except per share data)	2Q 2016	1Q 2016	2Q 2015	6 Months 2016	6 Months 2015
Net income	$11,566	$11,602	$12,402	$23,168	$23,340
Earnings per share	$0.66	$0.66	$0.71	$1.32	$1.34
Earnings per share - diluted	$0.66	$0.66	$0.71	$1.32	$1.34

Return on average assets	1.19%	1.20%	1.32%	1.20%	1.25%
Return on average equity	9.46%	9.63%	10.78%	9.54%	10.25%
Efficiency ratio	59.98%	58.63%	57.28%	59.31%	57.96%
Tangible common equity	11.17%	11.01%	10.68%

Dividends declared per share	$0.31	$0.31	$0.30	$0.62	$0.60
Book value per share	$28.11	$27.67	$26.39

Weighted average shares	17,530	17,513	17,421	17,521	17,411
Weighted average shares - diluted	17,542	17,533	17,465	17,538	17,458

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the second quarter 2016 of $11.6 million, or $0.66 per basic share, compared to $12.4 million, or $0.71 per basic share, earned during the second quarter 2015 and $11.6 million, or $0.66 per basic share, earned during the first quarter 2016.  Earnings for the six months ended June 30, 2016 were $23.2 million, or $1.32 per basic share, compared to $23.3 million, or $1.34 per basic share earned for the six months ended June 30, 2015.

2nd Quarter 2016 Highlights

❖	Our loan portfolio increased $138.6 million from June 30, 2015 and $42.1 million during the quarter.

❖	Our investment portfolio decreased $2.1 million from June 30, 2015 and $1.8 million during the quarter.

❖	Deposits, including repurchase agreements, increased $148.4 million from June 30, 2015 and $10.0 million during the quarter.

❖
Nonperforming loans at $24.7 million decreased $8.7 million from June 30, 2015 and $2.3 million from March 31, 2016.  Nonperforming assets at $62.6 million decreased $7.4 million from June 30, 2015 and $3.5 million from March 31, 2016.

❖
Net loan charge-offs for the quarter ended June 30, 2016 were $2.5 million, or 0.35% of average loans annualized, compared to $1.7 million, or 0.25%, experienced for the second quarter 2015 and $1.5 million, or 0.21%, for the first quarter 2016.

Net Interest Income

Net interest income for the quarter of $33.1 million was a decrease of $0.1 million, or 0.4%, from prior year second quarter and $0.3 million, or 0.8%, from prior quarter.  Our net interest margin decreased 14 basis points and 5 basis points during the respective time periods.  The extended low rate environment continues to have a negative impact on our net interest margin.    Average earning assets increased $121.2 million, or 3.4%, from second quarter 2015 and $14.6 million, or 0.4%, from prior quarter, while our yield on average earning assets decreased 10 basis points and 4 basis points, respectively, during these time periods.  The cost of interest bearing funds increased 6 basis points from prior year second quarter and 2 basis points from prior quarter.  Our ratio of average loans to deposits, including repurchase agreements, for the quarter ended June 30, 2016 was 88.1% compared to 87.1% for the quarter ended June 30, 2015 and 88.4% for the quarter ended March 31, 2016.  Net interest income for the six months ended June 30, 2016 of $66.4 million was an increase of $0.3 million, or 0.4%, over the first six months of 2015, although we experienced a 13 basis point decline in our net interest margin.

Noninterest Income

Noninterest income for the quarter ended June 30, 2016 of $11.8 million was a decrease of $0.5 million, or 3.8%, from prior year same quarter but an increase of $0.8 million, or 7.3%, from prior quarter.  The decrease from prior year same quarter was primarily due to a $0.4 million decrease in gains on sales of loans and a $0.5 million decrease in loan related fees, partially offset by a $0.2 million increase in deposit service charges.  The increase in noninterest income from prior quarter was supported by increases in gains on sales of loans ($0.1 million), deposit service charges ($0.4 million), trust revenue ($0.1 million), and loan related fees ($0.1 million).  Loan related fees were affected by fluctuations in the fair value adjustments of our mortgage servicing rights with a decline of $0.4 million year over year and an increase of $0.2 million quarter over quarter.  Noninterest income for the six months ended June 30, 2016 of $22.7 million was a decrease of $0.2 million, or 1.0%, from the first six months of 2015.  The year-to-date decline in noninterest income was primarily due to a $0.4 million decline in gains on sales of loans and a $0.8 million decline in loan related fees as a result of the decline in the fair value of mortgage servicing rights, partially offset by a $0.5 million increase in deposit service charges and a $0.3 million increase in insurance commissions.

Noninterest Expense

Noninterest expense for the quarter ended June 30, 2016 of $27.2 million was an increase of $0.9 million, or 3.3%, from prior year second quarter and $0.9 million, or 3.6%, from prior quarter.  The increase in noninterest expense was primarily due to increases in personnel expense ($0.7 million year over year and $0.2 million quarter over quarter), operating losses ($0.2 million year over year and $0.3 million quarter over quarter), and repossession expense ($0.2 million year over year and quarter over quarter).  Personnel expense was impacted by an increase in the cost of group medical and life insurance of $0.6 million year over year and $0.5 million quarter over quarter.  The year over year increase was partially offset by a $0.3 million decline in net other real estate owned expense.  Noninterest expense for the six months ended June 30, 2016 of $53.4 million was an increase of $1.3 million, or 2.5%, compared to the first six months of 2015, primarily due to the $1.2 million increase in personnel expense which included a $0.5 million increase in salaries and a $0.8 million increase in the cost of group medical and life insurance.

Balance Sheet Review

CTBI’s total assets at $3.9 billion increased $125.3 million, or 3.3%, from June 30, 2015 and $15.5 million, or an annualized 1.6%, during the quarter.  Loans outstanding at June 30, 2016 were $2.9 billion, increasing $138.6 million, or 5.0%, from June 30, 2015 and $42.1 million, or an annualized 5.9%, during the quarter.  We experienced growth during the quarter of $24.5 million in the commercial loan portfolio, $14.0 million in the indirect loan portfolio, $3.2 million in the consumer direct loan portfolio, and $0.4 million in the residential loan portfolio.  CTBI’s investment portfolio decreased $2.1 million, or 0.4%, from June 30, 2015 and $1.8 million, or an annualized 1.3%, during the quarter as funds were invested in our higher yielding loan portfolio.  Deposits, including repurchase agreements, at $3.3 billion increased $148.4 million, or 4.7%, from June 30, 2015 and $10.0 million, or an annualized 1.2%, from prior quarter.

Shareholders’ equity at June 30, 2016 was $493.6 million compared to $461.6 million at June 30, 2015 and $485.6 million at March 31, 2016.  CTBI’s annualized dividend yield to shareholders as of June 30, 2016 was 3.58%.

Asset Quality

CTBI’s total nonperforming loans were $24.7 million at June 30, 2016, a 26.1% decrease from the $33.4 million at June 30, 2015 and an 8.5% decrease from the $27.0 million at March 31, 2016.  Loans 90+ days past due decreased $0.3 million during the quarter while nonaccrual loans decreased $2.0 million.  Loans 30-89 days past due at $19.0 million was a decrease of $0.1 million from March 31, 2016.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at June 30, 2016 totaled $53.3 million, a $3.1 million increase from the $50.2 million at June 30, 2015 but a $6.2 million decrease from the $59.5 million at March 31, 2016.

Our level of foreclosed properties at $37.7 million at June 30, 2016 was a $1.3 million increase from the $36.4 million at June 30, 2015 but a $1.2 million decrease from the $39.0 million at March 31, 2016.  Sales of foreclosed properties for the quarter ended June 30, 2016 totaled $3.2 million while new foreclosed properties totaled $2.0 million.  At June 30, 2016, the book value of properties under contracts to sell was $2.3 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs for the quarter ended June 30, 2016 were $2.5 million, or 0.35% of average loans annualized, compared to $1.7 million, or 0.25%, experienced for the second quarter 2015 and $1.5 million, or 0.21%, for the first quarter 2016.  Of the net charge-offs for the quarter, $1.5 million were in commercial loans, $0.4 million were in indirect auto loans, $0.3 million were in residential real estate mortgage loans, and $0.3 million were in consumer direct loans.  Allocations to loan loss reserves were $1.9 million for the quarter ended June 30, 2016 compared to $2.3 million for the quarter ended June 30, 2015 and $1.8 million for the quarter ended March 31, 2016.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at June 30, 2016 was 144.6% compared to 105.4% at June 30, 2015 and 134.7% at March 31, 2016.  Our loan loss reserve as a percentage of total loans outstanding declined to 1.22% at June 30, 2016 from the 1.26% at June 30, 2015 and March 31, 2016.  The decline in the loan loss reserve was the result of a decline in the specific reserve requirements for loans identified as impaired.  The amount of impairment quantified for these impaired loans declined during the quarter from $2.7 million to $1.3 million.  This reduction in required reserves was partially offset by the increase in reserves required for the $42.1 million in loan growth achieved during the quarter.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.
Community Trust Bancorp, Inc., with assets of $3.9 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2016
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Interest income	$36,374	$36,527	$36,083	$72,901	$71,808
Interest expense	3,315	3,203	2,901	6,518	5,721
Net interest income	33,059	33,324	33,182	66,383	66,087
Loan loss provision	1,873	1,765	2,319	3,638	4,220

Gains on sales of loans	446	316	823	762	1,113
Deposit service charges	6,272	5,845	6,046	12,117	11,628
Trust revenue	2,396	2,275	2,366	4,671	4,605
Loan related fees	739	611	1,242	1,350	2,106
Securities gains (losses)	(4)	68	(14)	64	130
Other noninterest income	1,920	1,856	1,765	3,776	3,382
Total noninterest income	11,769	10,971	12,228	22,740	22,964

Personnel expense	14,322	14,133	13,622	28,455	27,267
Occupancy and equipment	2,695	2,772	2,680	5,467	5,544
Data processing expense	1,559	1,569	1,695	3,128	3,627
FDIC insurance premiums	576	583	586	1,159	1,192
Other noninterest expense	8,040	7,185	7,730	15,225	14,501
Total noninterest expense	27,192	26,242	26,313	53,434	52,131

Net income before taxes	15,763	16,288	16,778	32,051	32,700
Income taxes	4,197	4,686	4,376	8,883	9,360
Net income	$11,566	$11,602	$12,402	$23,168	$23,340

Memo: TEQ interest income	$36,880	$37,058	$36,598	$73,938	$72,836

Average shares outstanding	17,530	17,513	17,421	17,521	17,411
Diluted average shares outstanding	17,542	17,533	17,465	17,538	17,458
Basic earnings per share	$0.66	$0.66	$0.71	$1.32	$1.34
Diluted earnings per share	$0.66	$0.66	$0.71	$1.32	$1.34
Dividends per share	$0.310	$0.310	$0.300	$0.620	$0.600

Average balances:
Loans	$2,913,461	$2,878,833	$2,782,350	$2,896,147	$2,757,959
Earning assets	3,634,945	3,620,318	3,513,774	3,627,631	3,497,279
Total assets	3,900,660	3,887,581	3,781,553	3,894,120	3,763,447
Deposits, including repurchase agreements	3,307,591	3,255,222	3,193,743	3,281,406	3,174,508
Interest bearing liabilities	2,615,806	2,624,218	2,567,687	2,620,012	2,564,161
Shareholders' equity	491,634	484,750	461,392	488,192	459,411

Performance ratios:
Return on average assets	1.19%	1.20%	1.32%	1.20%	1.25%
Return on average equity	9.46%	9.63%	10.78%	9.54%	10.25%
Yield on average earning assets (tax equivalent)	4.08%	4.12%	4.18%	4.10%	4.20%
Cost of interest bearing funds (tax equivalent)	0.51%	0.49%	0.45%	0.50%	0.45%
Net interest margin (tax equivalent)	3.71%	3.76%	3.85%	3.74%	3.87%
Efficiency ratio (tax equivalent)	59.98%	58.63%	57.28%	59.31%	57.96%

Loan charge-offs	$3,302	$2,465	$2,284	$5,767	$4,920
Recoveries	(797)	(935)	(549)	(1,732)	(1,443)
Net charge-offs	$2,505	$1,530	$1,735	$4,035	$3,477

Market Price:
High	$36.95	$36.00	$35.49	$36.95	$36.47
Low	$32.98	$30.89	$31.54	$30.89	$31.53
Close	$34.66	$35.32	$34.87	$34.66	$34.87

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2016
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2016	March 31, 2016	June 30, 2015
Assets:
Loans	$2,931,385	$2,889,291	$2,792,831
Loan loss reserve	(35,697)	(36,329)	(35,190)
Net loans	2,895,688	2,852,962	2,757,641
Loans held for sale	1,707	2,707	1,993
Securities AFS	579,115	580,950	581,236
Securities HTM	1,661	1,661	1,661
Other equity investments	22,814	22,814	22,814
Other earning assets	81,894	112,104	95,422
Cash and due from banks	59,700	53,727	58,118
Premises and equipment	48,104	48,160	48,833
Goodwill and core deposit intangible	65,702	65,742	65,861
Other assets	138,937	139,011	136,478
Total Assets	$3,895,322	$3,879,838	$3,770,057

Liabilities and Equity:
NOW accounts	$50,362	$55,672	$32,258
Savings deposits	1,025,394	1,026,527	955,125
CD's >=$100,000	574,657	568,090	576,785
Other time deposits	626,103	626,099	646,945
Total interest bearing deposits	2,276,516	2,276,388	2,211,113
Noninterest bearing deposits	765,467	757,830	701,958
Total deposits	3,041,983	3,034,218	2,913,071
Repurchase agreements	261,298	259,083	241,776
Other interest bearing liabilities	66,674	68,220	124,673
Noninterest bearing liabilities	31,757	32,680	28,914
Total liabilities	3,401,712	3,394,201	3,308,434
Shareholders' equity	493,610	485,637	461,623
Total Liabilities and Equity	$3,895,322	$3,879,838	$3,770,057

Ending shares outstanding	17,560	17,553	17,489
Memo: Market value of HTM securities	$1,662	$1,662	$1,641

30 - 89 days past due loans	$18,995	$19,125	$16,001
90 days past due loans	8,237	8,534	16,915
Nonaccrual loans	16,447	18,446	16,486
Restructured loans (excluding 90 days past due and nonaccrual)	55,088	58,404	42,447
Foreclosed properties	37,740	38,985	36,405
Other repossessed assets	136	136	157

Common equity Tier 1 capital	14.79%	14.84%	14.35%
Tier 1 leverage ratio	12.57%	12.44%	12.24%
Tier 1 risk-based capital ratio	16.88%	16.97%	16.51%
Total risk based capital ratio	18.13%	18.22%	17.76%
Tangible equity to tangible assets ratio	11.17%	11.01%	10.68%
FTE employees	998	990	995